Exhibit 11

                      Consent of Deloitte & Touche LLP
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CONSENT OF INDEPENDENT AUDITORS


The Rushmore Fund, Inc.:

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 20 to Registration Statement No. 2-99388 of our report dated October 11, 1996 appearing in the Annual Report of The Rushmore Fund, Inc. for the year ended August 31, 1996 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectuses, which are also a part of such Registration Statement.




/s/ DELOITTE & TOUCHE  LLP

Washington, D.C.
December 26, 1996